EXECUTION COPY



                         SECOND AMENDMENT, dated as of December 23, 1996, to the
                    Credit Agreement, dated as of December 19, 1995 and amended as of May 15, 1996 (as so amended, the "Credit Agreement"),
                                                             ----------------
                    among International Mill Service, Inc., a Pennsylvania corporation (the "Borrower"), EnviroSource, Inc., a Delaware
                                      --------
                    corporation  (the  "Parent"),  the  several  banks and other
                                        ------
                    financial  institutions  parties  thereto  (the  "Lenders"),
                                                                      -------
                    NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit
                                             ---------------------

                    Lyonnais New York Branch, the New York branch of a banking organization organized under the laws of the Republic of France, as syndication agent for the Lenders.


     PRELIMINARY STATEMENTS:

     (1) The Parent proposes to sell all the issued and outstanding shares of common stock of IMSAMET to IMCO Recycling Inc., a Delaware corporation (the "Purchaser"), pursuant to the Stock Purchase Agreement, dated November 26, 1996,
 ---------
among the Purchaser, the Parent and IMSAMET. The Borrower has requested that the Lenders and the Administrative Agent agree to permit such sale and consent to the release of IMSAMET and its Subsidiaries and SALTS from the Subsidiaries Guarantee, the Security Documents and the Subordination Agreement.

     (2) The Borrower has further requested that the Lenders agree to make various changes in the covenants contained in subsection 7.1.

     (3) The parties hereto have agreed, subject to the terms and conditions hereof, to grant the requests of the Borrower and to amend the Credit Agreement as provided herein.

     (4) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Accordingly, the parties hereto hereby agree as follows:

     SECTION 1.01.  Amendment To Subsection  1.1. The  definition of "Restricted
                    ----------------------------
Companies" in subsection 1.1 of the Credit Agreement is hereby amended by deleting from the second line thereof the word "IMSAMET,".

     SECTION 1.02.  Amendments To Subsection 2.6.
                    -----------------------------

     (a) Subsection 2.6(a) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

     "Notwithstanding the foregoing, in the case of the Prepayment Event consisting of the sale by the Parent of the common stock of IMSAMET, the Revolving Credit Commitments shall be reduced upon the consummation of such sale to $65,000,000."

     (b) Subsection 2.6(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "(b) The Revolving Credit Commitments shall be reduced on each of January 4, 1999 and January 3, 2000 by 12.5% of the Revolving Credit Commitments then in effect."

     SECTION 1.03.  Amendment to Subsection  4.18(a).  Subsection 4.18(a) of the
                    -------------------------------
Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "4.18 Collateral.  (a) Except as otherwise  provided for in subsection
                ----------
     6.9 with respect to Subsidiaries acquired after the Closing Date, (i) all of the shares of Capital Stock of each of the Parent's Subsidiaries (other than (A) not more than 35% of the Capital Stock of each Foreign Subsidiary and (B) until 60 days after the FINOVA Financing is terminated or any refinancing thereof permitted by the terms hereof is terminated, all the Capital Stock of IMS Funding), (ii) all Intercompany Notes issued to the Parent or any of its domestic Subsidiaries (other than Intercompany Notes issued to IMS Funding) and (iii) all trade accounts receivable of the Parent and its domestic Subsidiaries (other than (A) trade accounts receivable of IMS Funding and (B) trade accounts receivable to the extent excluded by the Borrower Security Agreement) are pledged to the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to a Pledge Agreement, a Security Agreement or a supplement thereto, as security for the Obligations."

     SECTION 1.04.  Amendments To Section 6.
                    ------------------------

     (a) Subsection 6.1(c) of the Credit Agreement is hereby amended by (i) deleting the words "the IMSAMET Group, (iii)" in the fifth and sixth lines thereof and (ii) by replacing "(iv)" in the sixth line thereof with "(iii)".

     (b) Subsection 6.2(c) of the Credit Agreement is hereby amended by deleting the words ", the Imsamet Group" in the fourth line thereof.

     (c) Subsection 6.9(c) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety.

     SECTION 1.05.  Amendments To Section 7.
                    ------------------------

     (a) Subsection 7.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "(a)  Interest  Coverage.  Permit  the  ratio  of (i)  EBITDA  for the
                ------------------
     Reference Period with respect to the last day of any fiscal quarter of the Parent referred to below to (ii) Consolidated Interest Expense for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

           Fiscal Quarter                                         Ratio
           --------------                                         -----

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     first quarter of fiscal 1996                                2.35:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1996 through and including
     third quarter of fiscal 1996                                2.25:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1996 through and including
     second quarter of fiscal 1997                               1.95:1.00

     Third fiscal quarter of fiscal 1997                         2.00:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1997 through and including
     first quarter of fiscal 1998                                2.10:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1998 through and including
     third quarter of fiscal 1998                                2.60:1.00

     Fourth quarter of fiscal 1998 and all fiscal
     quarters thereafter                                         3.00:1.00"

     (b) Subsection 7.1(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "(c) Debt  Service  Coverage.  Permit  the ratio of (i) EBITDA for the
               -----------------------
     Reference Period with respect to the last day of any fiscal quarter of the Parent referred to below, plus any income tax refunds received by the Parent and its Subsidiaries during such Reference Period, plus (without duplication) IU Cash Inflows received by the Parent and its Subsidiaries during such Reference Period, less (without duplication) IU Cash Outflows from the Parent and its Subsidiaries during such Reference Period, less Cash Taxes for such Reference Period, less (without duplication) Landfill Permit Expenditures during such Reference Period, less Closure Trust Fund Payments during such Reference Period to (ii) Consolidated Interest Expense for such Reference Period, plus scheduled principal payments under Indebtedness of the Parent and its Subsidiaries for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

          Fiscal Quarter                                         Ratio
          --------------                                         -----

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     third quarter of fiscal 1996                                1.35:1.00

     Fiscal  quarters from and including  fourth
     quarter of fiscal 1996 through and including
     second quarter of fiscal 1997                               1.40:1.00

     Third fiscal quarter of fiscal 1997                         1.45:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1997 through and including
     first quarter of fiscal 1998                                1.50:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1998 through and including
     third quarter of fiscal 1998                                2.05:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1998 through and including
     third quarter of fiscal 1999                                2.45:1.00

     Fourth quarter of fiscal 1999 and all fiscal
     quarters thereafter                                         2.50:1.00"

     (c) Subsection 7.1(d) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "(d) Debt To EBITDA Ratio.  Permit the ratio of (i) Consolidated Total
               --------------------
     Debt as of the last day of any fiscal quarter of the Parent referred to below to (ii) EBITDA for the Reference Period with respect to such day to be more than the ratio set forth below opposite such fiscal quarter:

          Fiscal Quarter                                         Ratio
          --------------                                         -----

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     first quarter of fiscal 1996                                4.75:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1996 through and including
     third quarter of fiscal 1996                                5.00:1.00

     Fourth fiscal quarter of fiscal 1996                        5.50:1.00

     Fiscal quarters from and including first
     quarter of fiscal 1997 through and including
     third quarter of fiscal 1997                                4.80:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1997 through and including
     first quarter of fiscal 1998                                4.75:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1998 through and including
     third quarter of fiscal 1998                                4.00:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1998 through and including
     third quarter of fiscal 1999                                3.75:1.00

     Fourth quarter of fiscal 1999 and all fiscal
     quarters thereafter                                         3.50:1.00"

     (d) Subsection 7.2(f) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the phrase "(f) [intentionally deleted];".

     (e) Subsection 7.4(g) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the phrase "(g) [intentionally deleted].".

     (f) Subsection 7.6(j) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the phrase "(j) [intentionally deleted].".

     (g) Subsection 7.7(b)(iv) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the phrase "(iv) [intentionally deleted]; and".

     (h) Subsection 7.9(g) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "(g) investments, loans and advances in Unrestricted Companies; provided that the aggregate amount (in cash, property or other consideration) of investments, loans and advances made after the Closing Date in: (i) IMS Funding shall not exceed the greater of (A) $100,000 and
     (B) the sum of (1) the aggregate amount of cash dividend payments or other cash distributions paid to the Borrower by IMS Funding and (2) the aggregate amount of cash payments made to the Borrower by IMS Funding under that certain Operation, Maintenance and Lease Agreement between the Borrower and IMS Funding, dated as of March 31, 1993; and (ii) other Unrestricted Companies shall not exceed $7,000,000; provided further that all such loans and advances pursuant to this subsection 7.9(g) shall be evidenced by Intercompany Notes which are pledged to the Administrative Agent for the ratable benefit of the Secured Parties, pursuant to the terms of appropriate Pledge Agreements or supplements thereto, and all such Intercompany Notes shall be covered by the Subordination Agreement;"

     (i) Subsection 7.11 of the Credit Agreement is hereby amended by (i) deleting the phrase "transactions with SALTS in an aggregate amount not involving more than $500,000 at any time outstanding, (b)" in the first, second and third lines thereof and (ii) by replacing "(c)" in the fourth line thereof with "(b)".

     SECTION 1.06. Release. The Lenders hereby (a) release and discharge (i) the
                   -------
pledge made by the Parent pursuant to the Parent Pledge  Agreement in respect of
(A) the capital stock of IMSAMET and (B) the Intercompany Notes issued to the Parent by IMSAMET, Imsamet of Utah and III, (ii) the pledge made by the Borrower pursuant to the Borrower Pledge Agreement in respect of the Intercompany Note issued to the Borrower by III, (iii) the pledge made by TDS pursuant to the Subsidiaries Pledge Agreement in respect of the Intercompany Note issued to TDS by IMSAMET, (iv) the pledge made by IMSAMET pursuant to the Subsidiaries Pledge Agreement of the capital stock of Imsamet of Utah and III and (v) IMSAMET, Imsamet of Utah and III from their obligations under the Subsidiaries Guarantee, the Subsidiaries Pledge Agreement, the Subsidiaries Security Agreement and the Subordination Agreement and (b) authorize the Administrative Agent to execute and deliver the Release and Agreement in the form of Exhibit A hereto.

     SECTION 1.07.  Representations And Warranties.  The Parent and the Borrower
                    -------------------------------
hereby represent and warrant to the Agents and each Lender that:

     (a) The representations and warranties set forth in Section 4 of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Second Amendment Effective Date (as defined in Section 1.08) with the same effect as if made on and as of the date hereof or the Second Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

     (b) Each of the Loan Parties is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing.

     (c) The execution, delivery and performance by each of the Borrower and the Parent of this Second Amendment have been duly authorized by such party.

     (d) This Second Amendment constitutes the legal, valid and binding obligation of each of the Borrower and the Parent, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally.

     (e) The execution, delivery and performance by each of the Borrower and the Parent of this Second Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of the Borrower or the Parent, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or the Parent is a party or by which it or any of its property may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

     (f) The assets of IMSAMET and its Subsidiaries represent less than 25% of the total assets of the Parent and its Subsidiaries reported on the consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 1996, and the operating income, revenue and EBITDA of IMSAMET and its Subsidiaries each represent less than 25% of the operating income, revenue and EBITDA, respectively, of the Parent and its Subsidiaries reported on the consolidated statements of operations and cash flows of the Parent and its Subsidiaries for the nine-month period ended September 30, 1996.

     (g) The Parent and the Borrower shall, upon the consummation of the sale of the common stock of IMSAMET, transfer an amount in immediately available funds equal to 100% of the Net After-Tax Cash Proceeds of such sale to the Administrative Agent, to be applied by the Administrative Agent to outstanding Loans in accordance with Sections 2.6(d) and 2.13 of the Credit Agreement.

     SECTION 1.08.  Effectiveness.  This Second Amendment shall become effective
                    --------------
only upon satisfaction of the following conditions precedent on or prior to January 31, 1997 (the first date upon which each such condition has been satisfied being herein called the "Second Amendment Effective Date"):
                                   -------------------------------

     (a) The Administrative Agent shall have received duly executed counterparts of (i) this Second Amendment which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Lenders and (ii) the Release and Agreement, in the form of Exhibit A hereto, which, when taken together, bear the
                          ---------
authorized signatures of the Borrower, the Parent, IMSAMET, Imsamet of Utah, III, TDS and the Administrative Agent.

     (b) (i) The representations and warranties set forth in Section 1.07 are true and correct on and as of the Second Amendment Effective Date, (ii) no Default or Event of Default has occurred or is continuing and (iii) there shall not be any action pending or any judgment, order or decree in effect which is likely to restrain, prevent or impose materially adverse conditions upon performance by any Loan Party of its obligations under the Loan Documents.

     (c) The Borrower shall have paid in full all fees and expenses accrued and payable as of the Second Amendment Effective Date under the Credit Agreement and under the Fee Letter.

     (d) The Borrower shall have paid to the Administrative Agent 100% of the Net After-Tax Cash Proceeds of the sale of the common stock of IMSAMET, which proceeds shall be distributed to the Lenders in accordance with Sections 2.6(d) and 2.13 of the Credit Agreement.

     (e) The Administrative Agent shall have received from each of the Guarantors duly executed Consents, in the form attached hereto as Exhibit B,
                                                                      ---------
which bear the authorized signatures of such Guarantors.

     (f) The Administrative Agent shall have received an opinion of counsel to the Borrower, the Parent and the other Loan Parties in form and substance satisfactory to the Administrative Agent.

     (g) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates as it shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and its counsel. All corporate and other proceedings taken or to be taken in connection with this Second Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     SECTION 1.09.  APPLICABLE LAW.  THIS SECOND AMENDMENT SHALL BE
                   ---------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

     SECTION 1.10. Expenses. The Borrower shall pay all reasonable out-of-pocket
                   --------
expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery and the Agents' and the Lenders' enforcement of this Second Amendment, including, but not limited to, the reasonable fees and disbursements of counsel. The agreement set forth in this Section 1.10 shall survive the termination of this Second Amendment and the Credit Agreement.

     SECTION 1.11.  Counterparts.  This Second  Amendment  may be
                    -------------
executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

     SECTION 1.12.  Reference To And Effect On The Loan Documents.
                    ----------------------------------------------

     (a) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Second Amendment.

     (b) Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as specifically amended above, the Credit Agreement and the Revolving Credit Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     (c) Except as specifically provided above, the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Agent or any Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     SECTION 1.13.  Waiver Of Notice Of IMSAMET Prepayment.  The Lenders hereby
                    --------------------------------------
waive any notice required under Section 2.7 of the Credit Agreement in respect of the prepayment contemplated by Section 1.08(d) hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                              INTERNATIONAL MILL SERVICE, INC.


                              By: /s/William B. Davis
                                  --------------------
                                 Title: Treasurer


                              ENVIROSOURCE, INC.


                              By: /s/William B. Davis
                                  -------------------
                                 Title: Treasurer


                              NATIONSBANK, N.A., as Administrative
                              Agent, as Issuing Lender, as Swingline Lender and as a Lender


                              By: /s/Thomas J. Kane
                                 ------------------
                                 Title: Corporate Finance Officer


                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              Syndication Agent and as a Lender


                              By: /s/Attila Koc
                                 --------------
                                  Title: Vice President


                              BANQUE PARIBAS, as a Lender


                              By: /s/Pierre-Jean de Filippis
                                 ---------------------------
                                 Title: General Manager

                              By: /s/Deanna C. Walker
                                 --------------------
                                 Title: Assistant Vice President